Exhibit (4)(c)(16)


                    TENTH AMENDMENT TO CREDIT AGREEMENT

THIS TENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of June 23, 2000, by and between B.B. WALKER COMPANY, a North Carolina corporation (the "Borrower"), and MELLON BANK, N.A., a national banking association (the "Lender").

RECITALS

A. The Borrower and the Lender are parties to a certain Credit Agreement dated as of August 15, 1995 (as amended by the "First Amendment", the "Second Amendment", the "Third Amendment", the "Fourth Amendment", the "Fifth Amendment", the "Sixth Amendment", the "Seventh Amendment", the "Eighth Amendment", and the "Ninth Amendment", each defined below, the "Credit Agreement") pursuant to which the Lender established certain credit facilities for the Borrower in order to provide working capital financing and to refinance certain existing indebtedness. Except as otherwise defined herein, capitalized terms used in this Amendment shall have the same meaning as in the Credit Agreement.

B. As a result of certain Events of Default, the Borrower and the Lender entered into the First Amendment to Credit Agreement dated as of April 15, 1996 ("First Amendment"), the Second Amendment to Credit Agreement dated as of October 18, 1996 ("Second Amendment"), the Third Amendment to Credit Agreement dated as of November 16, 1996 ("Third Amendment"), the Fourth Amendment to Credit Agreement dated as of March 11, 1997 ("Fourth Amendment"), the Fifth Amendment to Credit Agreement dated as of July 8, 1998 ("Fifth Amendment"), the Sixth Amendment to Credit Agreement dated as of December 28, 1998 ("Sixth Amendment"), the Seventh Amendment to the Credit Agreement dated as of June 29, 1999 ("Seventh Amendment"), the Eighth Amendment to the Credit Agreement dated as of December 31, 1999 ("Eighth Amendment"), and the Ninth Amendment to the Credit Agreement dated as of January 28, 2000 ("Ninth Amendment").

C. The Borrower has requested that the Lender amend certain terms and provisions in the Credit Agreement and forbear from exercising its remedies under the Credit Agreement as a result of the occurrence of recent Events of Default under Sections 6.1(c) and (d) of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

AMENDMENTS

1. The definition of "Revolving Credit Committed Amount" in Article 1 of the Credit Agreement is hereby deleted and replaced with the following:

      "Revolving Credit Committed Amount" shall mean Seven Million
       Dollars ($7,000,000).

2. Section 2.2 (a)(iv) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      2.02  Borrowing Base

            (iv) as of June 1, 2000, thirty percent (30%) of the Net Value of Eligible Retail Inventory; as of July 1, 2000, twenty percent (20%) of the Net Value of Eligible Retail Inventory; as of August 1, 2000, ten percent (10%) of the Net Value of Eligible Retail Inventory; and as of September 1, 2000 and at all times thereafter, zero percent (0%) of the Net Value of Eligible
            Retail Inventory; provided, however, that in no event shall aggregate Loans made against Eligible Retail Inventory exceed $300,000; plus

3. The following additions are hereby made to Article 1, Definitions, in alphabetical order:

            "Tenth Amendment" shall mean the Tenth Amendment to Credit Agreement dated as of June 23, 2000, by and between the Borrower and the Lender.

            "Tenth Amendment Closing Date" shall mean June 23, 2000.


REPRESENTATIONS AND WARRANTIES
4. Other Representations and Warranties. Each of the representations and warranties (as amended hereby) made by the Borrower in Article 3 of the Credit Agreement are true and correct on and as of the Tenth Amendment Closing Date (except those representations and warranties that address matters only as of a particular date, which are true and correct as of that date), and are incorporated herein as though fully set forth.

FORBEARANCE
5.  Forbearance.
    (a) The Borrower acknowledges and agrees that the aforementioned Events of Default (the "Existing Defaults") have occurred and are con-tinuing under the Credit Agreement. The Existing Defaults entitle the Lender to exercise all of its rights and remedies under the Loan Documents.

    (b) During the period (the "Forbearance Period") commencing on the date of this Amendment and ending on the earlier to occur of (a) Septem-ber 30, 2000 or (b) the date that any Forebearance Default (as hereinafter defined) shall occur, Mellon agrees that it will forbear in the exercise of its rights and remedies under the Loan Documents.

    (c) Each of the following shall constitute a "Forbearance Default" under this Amendment: (a) the occurrence of any default or event of default (other than the Existing Defaults) under any of the Loan Docu-ments; or (b) the Company shall fail to keep or observe any of the covenants or agreements contained in this Amendment; or (c) any representation or warranty of the Company contained in this Amendment shall be false, incorrect or misleading in any material respect.

    (d) The Lender hereby reserves all of its rights and remedies under the Loan Documents, whether at law or in equity.

CONDITIONS PRECEDENT

6. Conditions to Effectiveness of this Amendment. The obligation of the Lender to enter into this Amendment is subject to the satisfaction, immediately prior to or concurrently with the execution of the Amendment, of the following conditions precedent:

(a)	Tenth Amendment, etc.  The Lender shall have received this Tenth
Amendment, duly executed by the Borrower.

(b)	Officers' Certificates.  The Lender shall have received certificates from such officers of the Borrower in the form of Exhibit C attached hereto.

(c) Restructuring Fee. The Lender shall have received from the Borrower a one-time fee of $20,000 (of which $18,275 shall be allocated to Mellon Bank, N.A. and $1,725 to First National Bank and Trust Company) in connection with the preparation and execution of the Tenth Amendment.

(d)	Fees, Expenses, Etc.  All fees and other compensation (including, without limitation, attorneys' fees) required to be paid to the Lender pursuant hereto or pursuant to any other written agreement on or prior to the Tenth Amendment Closing Date shall have been paid or received.

(e)	Other Conditions Precedent.  Each of the conditions precedent set forth in Section 4.02 of the Credit Agreement shall have been met.

MISCELLANEOUS

7. Reaffirmation; No Waiver. Except as expressly modified herein, the terms of the Credit Agreement, the Security Documents and all of the Loan Documents executed in connection therewith, remain in full force and effect in accordance with their respective terms and conditions, are in no manner impaired hereby and, are hereby reaffirmed by all of the parties. In the event of any conflict between this Amendment and any other Loan Document, the provisions of this Amendment shall prevail.

8. Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

9.  Prior Understandings.  This Amendment and the other Amendment
Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

10. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of the Lender, and any purported assignment without such consent shall be void.

12. Governing Law. THIS AMENDMENT AND ALL OTHER AMENDMENT DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER AMENDMENT DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.

ATTEST:                          B.B. WALKER COMPANY

By:  DOROTHY W. CRAVEN           By:  KENT T. ANDERSON
                                      ----------------
                                      Kent T. Anderson, President
[Corporate Seal]


                                 MELLON BANK, N.A.

                                 By:  ROGER D. ATTIX
                                      --------------
                                      Roger D. Attix, Vice President

CONSENTED TO this 23rd
day of June, 2000:
FIRST NATIONAL BANK
AND TRUST COMPANY
By:   R. HOOKER THOMAS, III
      ---------------------
      R. Hooker Thomas, III
      Senior Vice President